ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Fourth-Quarter and Year-End 2017 Results
-- Record Fourth-Quarter and Full-Year Sales and Operating Income --
-- Full-Year 2017 Sales Advanced $3 Billion Over Full-Year 2016 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Feb. 6, 2018--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2017 sales of $7.63 billion, an increase of 18 percent from sales of $6.44 billion in the fourth quarter of 2016. Fourth-quarter net income of $54 million, or $0.60 per share on a diluted basis, compared with net income of $165 million, or $1.81 per share on a diluted basis, in the fourth quarter of 2016. Excluding certain items1, net income would have been $224 million, or $2.51 per share on a diluted basis, in the fourth quarter of 2017, compared with net income of $182 million, or $2.00 per share on a diluted basis, in the fourth quarter of 2016. In the fourth quarter of 2017, changes in foreign currencies had positive impacts on growth of approximately $190 million or 3 percent on sales and $0.09 or 5 percent on earnings per share on a diluted basis compared to the fourth quarter of 2016. In the fourth quarter of 2017 net income was negatively impacted by $125 million, or $1.40 per diluted share, related to U.S. tax legislation. In the fourth-quarter of 2017, net income, excluding certain items1, was positively impacted by $9 million, or $.10 per diluted share, due to tax reserve releases resulting in an effective tax rate that was below the low-end of our prior expected range.
“We are selling complete solutions enabling new entrant, mid-market, and large-scale customers to move quickly from idea to production. This is driving tremendous growth for our suppliers, and for Arrow, as evidenced by our record fourth quarter and full-year sales and operating income,” said Michael J. Long, chairman, president, and chief executive officer. “By making it easy for our customers and suppliers to capture growth, we have built unparalleled trust in the marketplace.”
Global components fourth-quarter sales of $4.94 billion grew 24 percent year over year. Fourth-quarter sales, as adjusted, grew 21 percent year over year. Americas components sales grew 25 percent year over year. Europe components sales grew 35 percent year over year. Sales in the region, as adjusted, grew 24 percent year over year. Asia-Pacific components sales grew 16 percent year over year. Sales in the region, as adjusted, grew 14 percent year over year. “Demand conditions remain strong around the world due to growing electronic content in the industrial and transportation end markets, and strong execution by our team,” said Mr. Long.
Global enterprise computing solutions fourth-quarter sales of $2.69 billion grew 10 percent year over year. Fourth-quarter sales, as adjusted, grew 6 percent year over year. Americas sales grew 5 percent year over year. Europe sales grew 19 percent year over year. Sales in the region, as adjusted, grew 8 percent year over year. “Fourth-quarter sales exceeded our expectation driven by new and expanded customer engagements, continued growth in our infrastructure software portfolio, and a return to growth for storage,” added Mr. Long.
FULL-YEAR RESULTS
Full-year 2017 sales of $26.81 billion increased 13 percent from sales of $23.83 billion in 2016. Net income for 2017 was $402 million, or $4.48 per share on a diluted basis, compared with net income of $523 million, or $5.68 per share on a diluted basis, in 2016. Excluding certain items1, net income would have been $679 million, or $7.56 per share on a diluted basis, in 2017 compared with net income of $610 million, or $6.63 per share on a diluted basis, in 2016. In 2017, changes in foreign currencies had positive impacts on growth of approximately $142 million, or 1 percent on sales, and $.07, or 1 percent, on earnings per share on a diluted basis compared to 2016.
“The investments we made to scale our business paid dividends in the fourth quarter. Operating income, excluding certain items1, grew 21 percent compared to 18 percent sales growth, and cash flow from operations was $123 million despite continued investment in working capital,” said Chris Stansbury, senior vice president and chief financial officer. “In the fourth quarter we reduced net leverage for the second quarter in a row, and we returned approximately $25 million to shareholders through our stock repurchase program. In 2017 we returned approximately $161 million to shareholders through our stock repurchase program. We had approximately $359 million of remaining authorization under our share repurchase programs at the end of the year.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the first quarter, we believe that total sales will be between $6.4 billion and $6.8 billion, with global components sales between $4.7 billion and $4.9 billion, and global enterprise computing solutions sales between $1.7 billion and $1.9 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.50 to $1.62, and earnings per share on a diluted basis, excluding any charges, to be in the range of $1.74 to $1.86 per share. Our guidance assumes an average tax rate in the range of 23.5 to 25.5 percent, down from our prior range of 27 to 29 percent due to U.S. tax legislation, and average diluted shares outstanding are expected to be 89 million. Our guidance assumes an increase in non-cash depreciation expense of $6 million related to the go-live on our Americas ERP system. We are expecting the average USD-to-Euro exchange rate for the first quarter to be approximately $1.22 to €1,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 150,000 original equipment manufacturers, value-added resellers, contract manufacturers, and commercial customers through a global network. The company maintains over 300 sales facilities and 45 distribution and value-added centers, serving over 80 countries.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on extinguishment of debt, impairment of assets held for sale, (gain)/loss on investments, and impact of tax reform. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Sales	$7,633,870	$6,442,891	$26,812,508	$23,825,261
Cost of sales	6,703,742	5,619,543	23,455,169	20,681,062
Gross profit	930,128	823,348	3,357,339	3,144,199
Operating expenses:
Selling, general, and administrative expenses	562,234	518,329	2,162,996	2,052,863
Depreciation and amortization	40,503	37,679	153,599	159,195
Impairment of assets held for sale	21,000	—	21,000	—
Restructuring, integration, and other charges	35,477	12,441	91,294	73,602
	659,214	568,449	2,428,889	2,285,660
Operating income	270,914	254,899	928,450	858,539
Equity in earnings of affiliated companies	559	2,179	3,424	7,573
(Gain) loss on investment, net	(19)	—	14,231	—
Loss on extinguishment of debt	—	—	59,545	—
Interest and other financing expense, net	43,631	38,887	163,810	150,715
Income before income taxes	227,861	218,191	694,288	715,397
Provision for income taxes	172,128	53,233	287,126	190,674
Consolidated net income	55,733	164,958	407,162	524,723
Noncontrolling interests	1,848	440	5,200	1,973
Net income attributable to shareholders	$53,885	$164,518	$401,962	$522,750

Net income per share:
Basic	0.61	1.84	4.53	5.75
Diluted	0.60	1.81	4.48	5.68

Weighted average shares outstanding:
Basic	88,120	89,596	88,681	90,960
Diluted	89,278	90,692	89,766	92,033

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$730,083	$534,320
Accounts receivable, net	8,171,092	6,746,687
Inventories, net	3,302,518	2,855,645
Other current assets	214,066	180,069
Total current assets	12,417,759	10,316,721
Property, plant, and equipment, at cost:
Land	12,866	23,456
Buildings and improvements	160,664	175,141
Machinery and equipment	1,330,730	1,297,657
	1,504,260	1,496,254
Less: Accumulated depreciation and amortization	(665,785)	(739,955)
Property, plant, and equipment, net	838,475	756,299
Investments in affiliated companies	88,347	88,401
Intangible assets, net	286,215	336,882
Goodwill	2,470,047	2,392,220
Other assets	361,966	315,843
Total assets	$16,462,809	$14,206,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,756,830	$5,774,151
Accrued expenses	842,933	821,244
Short-term borrowings, including current portion of long-term debt	356,806	93,827
Total current liabilities	7,956,569	6,689,222
Long-term debt	2,933,045	2,696,334
Other liabilities	572,971	355,190
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2017 and 2016
Issued – 125,424 shares in both 2017 and 2016	125,424	125,424
Capital in excess of par value	1,114,167	1,112,114
Treasury stock (37,733 and 36,511 shares in 2017 and 2016, respectively), at cost	(1,762,239)	(1,637,476)
Retained earnings	5,599,192	5,197,230
Accumulated other comprehensive loss	(125,005)	(383,854)
Total shareholders' equity	4,951,539	4,413,438
Noncontrolling interests	48,685	52,182
Total equity	5,000,224	4,465,620
Total liabilities and equity	$16,462,809	$14,206,366

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Consolidated net income	$55,733	$164,958
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	40,503	37,679
Amortization of stock-based compensation	8,821	10,042
Equity in earnings of affiliated companies	(559)	(2,179)
Deferred income taxes	25,150	(2,061)
Gain on investment	(19)	—
Impairment of assets held for sale	21,000	—
Impairment of property, plant and equipment	4,761	—
Other	(1,711)	1,508
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(1,063,514)	(972,399)
Inventories	(124,015)	(286,306)
Accounts payable	930,406	1,095,530
Accrued expenses	37,972	149,935
Other assets and liabilities	188,250	22,260
Net cash provided by operating activities	122,778	218,967

Cash flows from investing activities:
Cash consideration paid for acquired businesses	—	4,195
Acquisition of property, plant, and equipment	(54,352)	(38,354)
Other	(3,147)	—
Net cash used for investing activities	(57,499)	(34,159)

Cash flows from financing activities:
Change in short-term and other borrowings	(26,893)	16,743
Proceeds from (repayment of) long-term bank borrowings, net	130,526	(7,000)
Payments on note offering	(941)	—
Redemption of notes	(3,001)	—
Proceeds from exercise of stock options	772	2,281
Repurchases of common stock	(25,114)	(49,268)
Other	—	993
Net cash provided by (used for) financing activities	75,349	(36,251)
Effect of exchange rate changes on cash	5,116	1,348
Net increase in cash and cash equivalents	145,744	149,905
Cash and cash equivalents at beginning of period	584,339	384,415
Cash and cash equivalents at end of period	$730,083	$534,320

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Consolidated net income	$407,162	$524,723
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	153,599	159,195
Amortization of stock-based compensation	39,122	39,825
Equity in earnings of affiliated companies	(3,424)	(7,573)
Loss on extinguishment of debt	59,545	—
Deferred income taxes	38,412	28,130
Loss on investment, net	14,231	—
Impairment of assets held for sale	21,000	—
Impairment of property, plant and equipment	4,761	—
Other	5,704	5,972
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(1,122,598)	(636,944)
Inventories	(379,835)	(403,980)
Accounts payable	816,602	582,165
Accrued expenses	(3,838)	47,020
Other assets and liabilities	74,114	21,139
Net cash provided by operating activities	124,557	359,672

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(3,628)	(64,751)
Acquisition of property, plant, and equipment	(203,949)	(164,695)
Proceeds from sale of property, plant and equipment	24,433	—
Other	(5,614)	(12,000)
Net cash used for investing activities	(188,758)	(241,446)

Cash flows from financing activities:
Change in short-term and other borrowings	(41,316)	48,684
Proceeds from long-term bank borrowings, net	47,760	313,000
Proceeds from note offering, net	986,203	—
Redemption of notes	(558,887)	—
Proceeds from exercise of stock options	22,195	18,967
Repurchases of common stock	(174,239)	(216,446)
Purchase of shares from noncontrolling interest	(23,350)	—
Other	(1,620)	(2,007)
Net cash provided by financing activities	256,746	162,198
Effect of exchange rate changes on cash	3,218	(19,194)
Net increase in cash and cash equivalents	195,763	261,230
Cash and cash equivalents at beginning of period	534,320	273,090
Cash and cash equivalents at end of period	$730,083	$534,320

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	December 31, 2017	December 31, 2016	% Change

Consolidated sales, as reported	$7,633,870	$6,442,891	18.5%
Impact of changes in foreign currencies	—	189,723
Impact of acquisitions	—	—
Consolidated sales, as adjusted	$7,633,870	$6,632,614	15.1%

Global components sales, as reported	$4,944,942	$3,995,491	23.8%
Impact of changes in foreign currencies	—	100,057
Impact of acquisitions	—	—
Global components sales, as adjusted	$4,944,942	$4,095,548	20.7%

Europe components sales, as reported	$1,296,143	$963,349	34.5%
Impact of changes in foreign currencies	—	84,946
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,296,143	$1,048,295	23.6%

Asia components sales, as reported	$1,718,973	$1,487,816	15.5%
Impact of changes in foreign currencies	—	14,655
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,718,973	$1,502,471	14.4%

Global ECS sales, as reported	$2,688,928	$2,447,400	9.9%
Impact of changes in foreign currencies	—	89,666
Impact of acquisitions	—	—
Global ECS sales, as adjusted	$2,688,928	$2,537,066	6.0%

Europe ECS sales, as reported	$970,875	$818,363	18.6%
Impact of changes in foreign currencies	—	81,665
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$970,875	$900,028	7.9%

Americas ECS sales, as reported	$1,718,053	$1,629,037	5.5%
Impact of changes in foreign currencies	—	8,001
Impact of acquisitions	—	—
Americas ECS sales, as adjusted	$1,718,053	$1,637,038	4.9%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2017	December 31, 2016	% Change

Consolidated sales, as reported	$26,812,508	$23,825,261	12.5%
Impact of changes in foreign currencies	—	142,485
Impact of acquisitions	—	48,148
Consolidated sales, as adjusted	$26,812,508	$24,015,894	11.6%

Global components sales, as reported	$18,330,456	$15,408,839	19.0%
Impact of changes in foreign currencies	—	86,902
Impact of acquisitions	—	9,711
Global components sales, as adjusted	$18,330,456	$15,505,452	18.2%

Europe components sales, as reported	$4,868,862	$4,086,607	19.1%
Impact of changes in foreign currencies	—	55,710
Impact of acquisitions	—	—
Europe components sales, as adjusted	$4,868,862	$4,142,317	17.5%

Asia components sales, as reported	$6,451,209	$5,400,429	19.5%
Impact of changes in foreign currencies	—	28,755
Impact of acquisitions	—	—
Asia components sales, as adjusted	$6,451,209	$5,429,184	18.8%

Global ECS sales, as reported	$8,482,052	$8,416,422	0.8%
Impact of changes in foreign currencies	—	55,583
Impact of acquisitions	—	38,437
Global ECS sales, as adjusted	$8,482,052	$8,510,442	(0.3)%

Europe ECS sales, as reported	$2,804,486	$2,686,078	4.4%
Impact of changes in foreign currencies	—	37,373
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$2,804,486	$2,723,451	3.0%

Americas ECS sales, as reported	$5,677,566	$5,730,344	(0.9)%
Impact of changes in foreign currencies	—	18,210
Impact of acquisitions	—	38,437
Americas ECS sales, as adjusted	$5,677,566	$5,786,991	(1.9)%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended December 31, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other*	Non-GAAP measure
Operating income	$270,914	12,162	$35,477	$—	21,000	$339,553
Income before income taxes	227,861	12,162	35,477	—	20,981	296,481
Provision for income taxes	172,128	4,321	10,954	(124,748)	8,112	70,767
Consolidated net income	55,733	7,841	24,523	124,748	12,869	225,714
Noncontrolling interests	1,848	147	—	—	—	1,995
Net income attributable to shareholders	$53,885	$7,694	$24,523	$124,748	$12,869	$223,719
Net income per diluted share**	$0.60	$0.09	$0.27	$1.40	$0.14	$2.51
Effective tax rate	75.5%					23.9%

Three months ended December 31, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other	Non-GAAP measure
Operating income	$254,899	13,634	$12,441	$—	—	$280,974
Income before income taxes	218,191	13,634	12,441	—	—	244,266
Provision for income taxes	53,233	4,870	3,733	—	—	61,836
Consolidated net income	164,958	8,764	8,708	—	—	182,430
Noncontrolling interests	440	336	—	—	—	776
Net income attributable to shareholders	$164,518	$8,428	$8,708	$—	$—	$181,654
Net income per diluted share	$1.81	$0.09	$0.10	$—	$—	$2.00
Effective tax rate	24.4%					25.3%

Year Ended December 31, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other*	Non-GAAP measure
Operating income	$928,450	$50,071	$91,294	$—	$21,000	$1,090,815
Income before income taxes	694,288	50,071	91,294	—	94,776	930,429
Provision for income taxes	287,126	17,744	28,846	(124,748)	36,578	245,546
Consolidated net income	407,162	32,327	62,448	124,748	58,198	684,883
Noncontrolling interests	5,200	701	—	—	—	5,901
Net income attributable to shareholders	$401,962	$31,626	$62,448	$124,748	$58,198	$678,982
Net income per diluted share**	$4.48	$0.35	$0.70	$1.39	$0.65	$7.56
Effective tax rate	41.4%					26.4%

Year Ended December 31, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other	Non-GAAP measure
Operating income	$858,539	54,886	$73,602	$—	—	$987,027
Income before income taxes	715,397	54,886	73,602	—	—	843,885
Provision for income taxes	190,674	17,226	22,977	—	—	230,877
Consolidated net income	524,723	37,660	50,625	—	—	613,008
Noncontrolling interests	1,973	1,275	—	—	—	3,248
Net income attributable to shareholders	$522,750	$36,385	$50,625	$—	$—	$609,760
Net income per diluted share	$5.68	$0.40	$0.55	$—	$—	$6.63
Effective tax rate	26.7%					27.4%

*Other includes gain/loss on investments, impairment of assets held for sale, and loss on extinguishment of debt.
** The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Sales:
Global components	$4,944,942	$3,995,491	$18,330,456	$15,408,839
Global ECS	2,688,928	2,447,400	8,482,052	8,416,422
Consolidated	$7,633,870	$6,442,891	$26,812,508	$23,825,261
Operating income (loss):
Global components	$217,337	$161,804	$801,027	$686,466
Global ECS	162,702	158,011	445,081	441,803
Corporate (a)	(109,125)	(64,916)	(317,658)	(269,730)
Consolidated	$270,914	$254,899	$928,450	$858,539

(a)
Includes restructuring, integration, and other charges of $36.1 million and $91.3 million for the fourth quarter and year ended December 31, 2017 and $12.4 million and $73.6 million for the fourth quarter and year ended December 31, 2016, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Global components operating income, as reported	$217,337	$161,804	$801,027	$686,466
Intangible assets amortization expense	6,515	7,497	27,725	31,621
Global components operating income, as adjusted	$223,852	$169,301	$828,752	$718,087
Global ECS operating income, as reported	$162,702	$158,011	$445,081	$441,803
Intangible assets amortization expense	5,647	6,137	22,346	23,265
Global ECS operating income, as adjusted	$168,349	$164,148	$467,427	$465,068

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586